UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, J. Daniel Plants resigned, effective as of such date, from his position as a director of Destination Maternity Corporation (the “Company”).

A copy of the press release issued by the Company announcing the resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2016, the Company’s Board of Directors voted to amend the Bylaws of the Company (the “Bylaws”) in order to implement a forum selection provision providing that, unless the Company consents otherwise, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum in which certain types of litigation can be brought against the Company (the “Bylaw Amendment”). The Bylaw Amendment addresses four areas of stockholder litigation related to the internal affairs of the Company: derivative actions; actions asserting breaches of fiduciary duty; actions asserting claims related to any provision of the Delaware General Corporation Law, Certificate of Incorporation of the Company or the Bylaws; and actions asserting claims governed by the internal affairs doctrine.

This description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of Destination Maternity Corporation (effective December 22, 2016).

99.1	Press Release dated December 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 23, 2016	DESTINATION MATERNITY CORPORATION

	By:	/s/ Anthony M. Romano
Anthony M. Romano
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of Destination Maternity Corporation (effective December 22, 2016).

99.1	Press Release dated December 23, 2016.